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                                                                       Exhibit 5
                                                                       ---------
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100

                                                         November 7, 2001



Rockwell Collins, Inc.
400 Collins Road NE
Cedar Rapids, Iowa  52498

              Re:  Rockwell Collins, Inc.
                   ----------------------
Ladies and Gentlemen:

              In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Rockwell Collins, Inc., a Delaware corporation (the "Company"), of shares of the Company's Common Stock, par value $.01 per share (including the associated Preferred Shares Purchase Rights of the Company) (the "Common Stock"), shares of the Company's Preferred Stock, no par value (the "Preferred Stock"), the Company's debt securities (the "Debt Securities") and the Company's warrants to purchase Common Stock, Preferred Stock and Debt Securities (the "Warrants" and, collectively with the Common Stock, the Preferred Stock and the Debt Securities, the "Securities") with an aggregate offering price of up to $750,000,000 or the equivalent thereof, to be offered and sold by the Company from time to time in accordance with Rule 415 under the Act, we advise as follows:

              As counsel for the Company, we are familiar with the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, and we have reviewed (i) the Registration Statement on Form S-3 to be filed by the Company under the Act with respect to the Securities (the "Registration Statement"), (ii) the indenture dated as of November 1,
2001 entered into between the Company and Citibank, N.A., as trustee (the
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Rockwell Collins, Inc.              -2-             November 7, 2000


"Trustee"), to be filed as an exhibit to the Registration Statement and under which senior Debt Securities may be issued (the "Senior Debt Indenture") and
(iii) the corporate proceedings taken by the Company in connection with the authorization of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials. The senior Debt Securities are to be offered and sold pursuant to an underwriting agreement, in substantially the form filed as an exhibit to the Registration Statement. The shares of Common Stock and Preferred Stock and the Debt Securities (other than the senior Debt Securities) are to be offered and sold pursuant to an appropriate underwriting agreement, in substantially the form to be filed by the Company with the Securities and Exchange Commission. The Warrants are to be offered and sold pursuant to an appropriate warrant agreement, in substantially the form to be filed by the Company with the Securities and Exchange Commission.

              On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, and subject to (a) the terms of the Securities being otherwise in compliance
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Rockwell Collins, Inc.              -3-             November 7, 2000

with applicable law at the time of issuance thereof, and (b) the Registration Statement having been declared effective under the Act, we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

         2. The shares of Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities or upon the exercise of Warrants, when duly issued, sold and delivered in accordance with an appropriate underwriting agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, will be legally and validly issued, fully paid and nonassessable.

         3. The shares of any particular series of Preferred Stock, when (a)
duly established in accordance with resolutions of the Company's Board of Directors authorizing the issuance and sale of such series of Preferred Stock,
(b) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, (c) shares of such series of Preferred Stock have been issued, sold and delivered in accordance with an appropriate underwriting agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, and in accordance with the duly established terms of the particular series, will be legally and validly issued, fully paid and nonassessable.
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Rockwell Collins, Inc.               -4-                        November 7, 2000

         4. The Debt Securities, in the form set forth either in the Senior Debt Indenture or in such other indenture as may be applicable, when the Senior Debt Indenture or such other indenture, as the case may be, has been qualified under the Trust Indenture Act of 1939, as amended, duly authorized by the Trustee (or such other trustee, as the case may be) and duly executed and delivered by the Company and the Trustee (or such other trustee, as the case may be) and the Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the Senior Debt Indenture or such other indenture, as the case may be, and sold pursuant to an appropriate underwriting agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, will be legally and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5. The Warrants, when the applicable warrant agreement has been duly authorized by the applicable warrant agent and duly executed and delivered by the Company and such warrant agent and the Warrants have been duly executed, authenticated and delivered in accordance with such warrant agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, will be legally and validly issued and will constitute the valid and binding obligations
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Rockwell Collins, Inc.               -5-             November 7, 2000

of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         We express no opinion herein as to any laws other than the laws of the State of New York, the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and the Federal laws of the United States.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                                    Very truly yours,

                                                    /s/ CHADBOURNE & PARKE LLP